UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2020
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________
(Former name or former address, if changed since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	APTS	NYSE
Securities registered pursuant to Section 12(g) of the Act:
Title of each class
Series A Redeemable Preferred Stock, par value $0.01 per share
Warrant to Purchase Common Stock, par value $0.01 per share
Series M Redeemable Preferred Stock, par value $0.01 per share
Series A1 Redeemable Preferred Stock, par value $0.01 per share
Series M1 Redeemable Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, John Wiens notified Preferred Apartment Communities, Inc. (the "Company") of his decision to not stand for re-election to the Company's Board of Directors (the "Board") at the May 7, 2020 annual meeting of stockholders (the "2020 Annual Meeting"). This decision was made in connection with Mr. Wiens decision to continue his employment at Morgan Stanley. Mr. Wien's decision not to stand for re-election was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, as previously disclosed in the Company's Annual Report on Form 10-K, the Company entered into a consulting agreement with Leonard A. Silverstein on March 3, 2020. In the consulting agreement, among other things, Mr. Silverstein resigned from the Board effective as of the 2020 Annual Meeting and will not stand for re-election. Mr. Silverstein's decision to resign was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 6, 2020	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary